UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At its annual meeting on November 11, 2005, the Board of Directors (the “Board”) of Sonic Solutions (the “Company”) approved compensation arrangements for the Company’s outside directors, effective immediately and until the Board’s next annual meeting. The Company’s three outside directors, Messrs. Robert M. Greber, R. Warren Langley and Peter J. Marguglio each shall receive a cash retainer of $30,000, payable quarterly in arrears, and an option grant to purchase 18,000 shares of the Company’s common stock under the 2004 Equity Compensation Plan at an exercise price of $15.29 per share, which represented the closing selling price per share of the Company’s common stock on the Nasdaq National Market on November 11, 2005. For his service as chairperson of the Audit Committee, Mr. Greber shall receive an additional cash retainer of $7,500, payable quarterly in arrears, and an additional option grant to purchase 4,500 shares of the Company’s common stock under the 2004 Equity Compensation Plan at an exercise price of $15.29 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
	Name:	David C. Habiger
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: November 17, 2005

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